UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) September 19, 2016

RealNetworks, Inc.
(Exact name of registrant as specified in its charter)

Washington	000-23137	91-1628146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1501 First Avenue South, Suite 600
Seattle, Washington 98134
(Address of principal executive offices) (Zip code)
(206) 674-2700
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address if changed since last report)
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
The RealNetworks, Inc. annual meeting of shareholders was held on September 19, 2016. According to the inspector of election, shareholders present in person or by proxy, representing 35,414,113 shares, or 96.23%, of RealNetworks common stock entitled to vote (generally entitled to one vote per share), voted on each proposal presented as follows:
Proposal 1 – Election of Directors. The shareholders elected four directors of RealNetworks, three to hold office for a three-year term and one to hold office for a two-year term, or until his or her successor has been duly elected and qualified (or, if earlier, such director’s removal or resignation from the Board of Directors). Shareholders voted as follows:

	For	Withheld	Broker Non-Votes
Nominee
Christopher R. Jones	31,956,732	574,848	2,882,533
Dawn G. Lepore	28,375,579	4,156,001	2,882,533
Dominique Trempont	28,377,260	4,154,320	2,882,533
Bruce A. Jaffe	31,956,595	574,985	2,882,533

Proposal 2 – Amendments to RealNetworks Stock Plans. The shareholders approved certain amendments to the RealNetworks, Inc. 2005 Stock Incentive Plan, 2000 Stock Option Plan, and 1996 Stock Option Plan. Shareholders voted as follows:

For	Against	Abstain	Broker Non-Votes
22,861,763	9,659,754	10,063	2,882,533

Proposal 3 – Advisory Vote on Executive Compensation. The shareholders approved, on an advisory basis, the compensation of RealNetworks’ named executive officers as disclosed in its proxy statement. Shareholders voted as follows:

For	Against	Abstain	Broker Non-Votes
27,505,123	5,008,633	17,824	2,882,533
Proposal 4 – Ratification of appointment of independent registered public accounting firm. The shareholders ratified the appointment of KPMG LLP as RealNetworks’ independent registered public accounting firm for the year ending December 31, 2016. Shareholders voted as follows:

For	Against	Abstain	Broker Non-Votes
35,357,811	36,700	19,602	0

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALNETWORKS, INC.

By:	/s/ Michael Parham
Michael Parham
Senior Vice President, General Counsel and Corporate Secretary
Dated: September 19, 2016